EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-26097 and No. 333-82417 on Form S-3 and No. 33-95546, No. 33-95548, No.
33-95550, No. 333-02560, No. 333-82393, No. 333-82411, No. 333-46680 and No.
333-75774 on Form S-8 of UCAR International Inc. and Subsidiaries of our report dated February 20, 2002, appearing in this Annual Report on Form 10-K of UCAR International Inc. and Subsidiaries for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee

March 25, 2002